SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2003


SKYLINE CORPORATION
(Exact name of registrant as specified in its charter)

	INDIANA				1-4714
(State of Incorporation)	(Commission File Number)

35-1038277
(IRS Employee Identification No.)

P. O. Box 743, 2520 By-Pass Road    Elkhart, IN 46515
(Address of principal executive offices) (Zip)

	(574) 294-6521
(Registrant's telephone number, including area code)


Item 5.		Other Events

ELKHART, INDIANA --- MARCH 20, 2003

SKYLINE REPORTS THIRD QUARTER AND NINE MONTHS RESULTS

	Sales for the third quarter of Skyline Corporation's 2003 fiscal year were $87,709,000 compared to $96,080,000 last year. Net loss for the three month period was $827,000, equal to $0.10 per share compared to net income of $869,000, equal to $0.l0 per share for the same period a year ago.

	Sales for the first nine months of fiscal 2003 were $316,668,000 compared to $336,359,000 for the first nine months of fiscal 2002. For the first nine months of fiscal 2003 net earnings were $2,946,000, or $0.35 per share compared to $8,l80,000, or $0.97 per share for the first nine months of fiscal 2002.

	Sales of Skyline's manufactured housing group for the third quarter of fiscal 2003 were $62,355,000, down from the $74,3l7,000 of a year ago. For the first nine months of fiscal 2003, sales by the manufactured housing group were $222,061,000, a decrease from the $261,424,000 recorded for the first nine
months of fiscal 2002.   Manufactured housing sales continued to be affected by
difficult market conditions, restrictive retail financing, and the U.S.
economy.

	For the recreational vehicle (RV) group, sales for the third quarter of fiscal 2003 were $25,354,000, up from the $21,763,000 of the third quarter of fiscal 2002. For the first nine months of fiscal 2003 sales by the RV group were $94,607,000, an increase from the $74,935,000 of the same period a year ago. The increase in RV sales for the nine months is a reflection of an industry-wide improvement in market conditions for towable recreational vehicles that began in early calendar year 2002.

	As we begin the fourth quarter, the difficult market conditions, along with economic uncertainty and increased global tension, continue to have an impact. Skyline has maintained its traditionally strong balance sheet with no long-term debt and a healthy position in cash and temporary cash investments. This financial strength, along with a management team seasoned by prior experiences with industry downturns, should help the company meet the challenges ahead.

			**************


SKYLINE CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands except per share)

	                    Three Months Ended	         Nine Months Ended
	                       February 28,                  February 28,
	                       (Unaudited)       	     (Unaudited)

			      2003	 2002		   2003       2002

Sales			   $  87,709  $  96,080		$ 316,668  $ 336,359

(Loss) earnings
before income taxes	      (1,347)     1,461	            4,928     13,506

(Benefit) provision
for income taxes	        (520)       592	            1,982      5,326

Net (loss) earnings	   $    (827) $     869		$   2,946  $   8,180

Basic (loss)
earnings per share	   $   ( .10) $     .10	        $     .35  $     .97

Weighted average
common shares outstanding   8,391,244  8,391,244	 8,391,244  8,391,244


SKYLINE CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)		      	  February 28, (Unaudited)

ASSETS					      2003 	  2002

Cash and temporary cash investments	   $ 152,504   $ 152,402

Accounts receivable			      23,237      25,622

Inventories				       9,514       9,519

Other current assets			       8,635       8,226

    Total Current Assets		     193,890     195,769


Property, Plant and Equipment, net	      39,883	  42,059

Other Assets				       4,653       4,303


					   $ 238,426   $ 242,131



LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable, trade			   $   4,736   $   5,472

Accrued liabilities			      32,916      36,901

Income taxes payable			           -         203

    Total Current Liabilities		      37,652      42,576


Other Deferred Liabilities		       4,126       3,886


Common stock				         312         312

Additional paid-in capital		       4,928       4,928

Retained earnings			     257,152     256,173

Treasury stock, at cost,
2,825,900 shares in 2003 and 2002	     (65,744)    (65,744)

    Total Shareholders' Equity		     196,648     195,669


					   $ 238,426   $ 242,131